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                                                                    EXHIBIT 99.1

              [LETTERHEAD OF NEWPARK RESOURCES, INC. APPEARS HERE]


                                   May 8, 2002


Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549


Ladies and Gentlemen:

         Arthur Andersen LLP (Andersen) has audited our financial statements as of December 31, 2001, and Andersen has represented to us that:

         1. The audit was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards;

         2. There was appropriate continuity of Andersen personnel working on the audit; and

         3. There was availability of national office consultation to conduct the relevant portions of the audit.

                                       Sincerely,

                                       /s/ Matthew W. Hardey

                                       Matthew W. Hardey
                                       Vice President of Finance and
                                       Chief Financial Officer